UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2004

CATALYST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27138	39-1415889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8989 North Deerwood Drive Milwaukee, Wisconsin	53223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 362-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 2, 2004, Catalyst International, Inc. (the “Company”) announced that at a special meeting of the Company’s stockholders on Thursday, September 2, 2004, its stockholders approved and adopted the Agreement and Plan of Merger dated as of June 28, 2004, pursuant to which ComVest Investment Partners II LLC agreed to acquire the Company by means of a merger in which the Company’s stockholders would receive $2.50 in cash for each share of the Company’s common stock owned by them.

The transactions contemplated by the Agreement and Plan of Merger are, subject to the satisfaction of certain remaining closing conditions, expected to be consummated within the next 14 days.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.	Description

10.1	Limited Waiver and Amendment to Loan Documents, dated August 16, 2004 between Catalyst and Silicon Valley Bank

99.1	Press Release Dated September 2, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2004	CATALYST INTERNATIONAL, INC.

By: /s/ James B. Treleaven
James B. Treleaven President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Limited Waiver and Amendment to Loan Documents, dated August 16, 2004 between Catalyst and Silicon Valley Bank

99.1	Press Release Dated September 2, 2004